UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane Suite 2050, Geneva, IL 60134

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

2050 Motors, Inc. is filing herewith supporting information to demonstrate the providence of 210,000,000 free trading common shares of Mobicard Inc. aka Peer to Peer Network invested into the Company by its CEO, Vikram Grover, in exchange for 400,000 1% Convertible Series B Preferred Shares on May 5, 2019 as filed under Form 8-K with the SEC on May 6, 2019. Grover was issued the shares for advisory work provided to Code2Action in regard to its 2015 sale of mobile business card software assets to Peer to Peer Network. Grover has granted 2050 Motors, Inc. an option to purchase up to an additional 210,000,000 common shares of Mobicard Inc. due to him for consulting services rendered by his office to Mobicard Inc. following the 2015 transaction during 2016 - 2018.

Investors should refer to the following SEC Forms 8-K for information on the Code2Action change of control and asset sale transactions executed with Peer to Peer Network during 2015 based on Grover’s engagement by Code2Action and related advisory services and introduction of the Company’s CEO Chris Esposito to Peer to Peer Network’s CEO Mark Lasky:

https://www.sec.gov/Archives/edgar/data/1421981/000155724015000382/ptop-2015jun4_8k.htm

https://www.sec.gov/Archives/edgar/data/1421981/000164033415000162/ptop-2015sept16_8k.htm

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Code2Action Vikram Grover d/b/a IX Advisors Consulting Agreement – July 21, 2015
10.2	Mobicard Inc. Vikram Grover Independent Contractor Agreement – February 21, 2018
10.3	Mobicard Inc. Board Resolution for Shares Issuance to Vikram Grover – July 1, 2018
10.4	Legal Opinion Don Paradiso, P.A. - January 9, 2019
10.5	Peer to Peer Network Stock Certificate – Vikram Grover

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: August 29, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer